Exhibit 99(a)(2)

                         MONTHLY SERVICER'S CERTIFICATE
           (TO BE DELIVERED EACH MONTH PURSUANT TO SECTION 3.01(b)(i)
          OF THE SERIES 2003-1 TRANSITION PROPERTY SERVICING AGREEMENT)

              ONCOR ELECTRIC DELIVERY TRANSITION BOND COMPANY LLC,
                               Series 2003-1 Bonds

         Oncor Electric Delivery Company, as Servicer

         Pursuant to the Series 2003-1 Transition Property Servicing Agreement dated as of August 21, 2003 (the "Series 2003-1 Transition Property Servicing Agreement") between Oncor Electric Delivery Company, as Servicer, and Oncor Electric Delivery Transition Bond Company LLC, as Issuer, the Servicer does hereby certify as follows:


         SERIES 2003-1 COLLECTION PERIOD: February 2004

                                       a.  Series 2003-1          b. Series 2003-1      c. Actual             d. Series 2003-1
                                            Transition                Transition            Series 2003-1         Transition
                                            Charge in                 Charge                Transition            Charge
                                            Effect                    Billed                Charge                Remittance
                                            ------                    ------                Payments              Made to
Customer Class                                                                              Received              Trustee
--------------                                                                              --------              --------

Residential Service                    $0.000712 / kWh            $2,203,591.28         $1,698,300.63         $1,698,300.63

General Service Secondary                                         $2,109,376.46         $1,703,436.97         $1,703,436.97

          Non-demand                   $0.000655 / kWh

          Demand                       $0.186 / kW

General Service Primary                                             $255,908.19           $207,346.27           $207,346.27

          Non-demand                   $0.000442 / kWh

          Demand                       $0.201 / kW

High Voltage Service                   $0.137 / kW                  $192,988.78           $313,951.11           $313,951.11

Lighting Service                       $0.000785 / kWh               $31,523.91            $27,823.52            $27,823.52

Instantaneous Interruptible            $0.074 / kW                   $65,863.31            $77,230.73            $77,230.73

Noticed Interruptible                  $0.135 / kW                   $96,397.61           $118,805.43           $118,805.43
                                                                  -------------         -------------          -------------

         Total                                                    $4,955,649.54         $4,146,894.66         $4,146,894.66


         Capitalized terms used herein have their respective meanings set forth in the Series 2003-1 Transition Property Servicing Agreement.

         In WITNESS HEREOF, the undersigned has duly executed and delivered this Monthly Servicer's Certificate this 11th day of March, 2004.



                                   ONCOR ELECTRIC DELIVERY COMPANY,
                                   as Servicer


                                   By     /s/ John M . Casey
                                          ---------------------------------
                                   Name:  John M. Casey
                                   Title: Assistant Treasurer


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